Exhibit 99.1

Roth CH Acquisition Co. Announces
VOLUNTARY DELISTING FROM NASDAQ

MIAMI BEACH, FL, April 15, 2024 /PRNewswire/ -- Roth CH Acquisition Co. (Nasdaq: “USCT”) (“we”, “us”, “our”, or the “Company”), today announced that it has notified the Nasdaq Stock Market LLC (“Nasdaq”) of its decision to voluntarily delist its Class A Ordinary Shares, Units and Warrants exercisable for one Class A Ordinary Share at an exercise price of $11.50 from the Nasdaq Global Market. The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove its Class A Ordinary Shares, Units, and Warrants from listing on the Nasdaq Global Market on or about April 25, 2024 and as a result, the delisting is expected to become effective on or about April 25, 2024. The Company will remain subject to such reporting obligations under Sections 13 and 15(d) of the Exchange Act.

As previously noted in the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2023, the Company had received written notice from Nasdaq that the Company was not in compliance with Listing Rule 5450(a)(2), which requires the Company to have at least 400 shareholders for continued listing on the Nasdaq Global Market. Additionally, as previously disclosed in the Company’s Current Report on Form 8-K filed on January 29, 2024, the Company received a notice from Nasdaq that the Company was not in compliance with Nasdaq Listing Rule 5620(a), which requires that Nasdaq-listed companies hold an annual meeting of shareholders within twelve months of their fiscal year end because the Company did not hold an annual meeting of shareholders within twelve months of its fiscal year ended December 31, 2022.

Following the delisting, the Company expects to have its Class A Ordinary Shares, Units, and Warrants quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for such securities. There is no guarantee, however, that a broker will continue to make a market in the Company’s Class A Ordinary Shares, Units, and Warrants and that trading thereof will continue on an OTC market or otherwise.

About Roth CH Acquisition Co.

Roth CH Acquisition Co. is a blank check company (formerly known as TKB Critical Technologies 1) incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and is headquartered in Miami Beach, Florida.

For more information, the Company recommends that shareholders, investors and any other interested parties read the Company’s public filings available at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations and speak only as of the date of this release. Actual results may differ materially from the Company’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the “Risk Factors” section of the Company’s annual report filed on Form 10-K filed with the U.S. Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Contact:

Byron Roth
Co-Chief Executive Officer and Co-Chairman of the Board (949) 720-5700